UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2022

Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(212) 460-4600

Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(212) 460-4600

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01.	Other Events
On November 9, 2022, Consolidated Edison Company of New York, Inc. (“CECONY”) entered into an underwriting agreement with BNY Mellon Capital Markets, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, for the sale of $700 million aggregate principal amount of CECONY’s 6.15% Debentures, Series 2022 A due 2052 (the “Debentures”). The Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form
S-3
(No.
333-258512,
effective August 5, 2021).

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit 1	Underwriting agreement relating to the Debentures

Exhibit 4	Form of the Debentures

Exhibit 5	Opinion of Deneen Donnley, Senior Vice President and General Counsel of CECONY relating to the Debentures

Exhibit 23	Consent of Deneen Donnley, Senior Vice President and General Counsel of CECONY (included in Exhibit 5)

Exhibit 104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC. CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer
Date: November 14, 2022